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August 18, 2003                                VIA OVERNIGHT
                                               -------------
                                                 DELIVERY &
                                                 ----------
                                           FIRST CLASS U.S. MAIL
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To the Board of Directors
Championship Auto Racing Teams, Inc.
5350 W. Lakeview Parkway South Drive
Indianapolis, IN 46268

Re:   Resignation

To My Fellow Board Members:

It is with regret that I must inform you of my decision to resign from the Board of Directors of Championship Auto Racing Teams, Inc. ("CART") effective immediately. I have very much enjoyed working with each of you in the past in guiding the company through both the good times and the tough times. However, the company has simply reached a point at which I feel that I can no longer effectively continue to serve on the Board. As an owner/operator of a CART team I am sensitive to the potential for an appearance of conflict of interest on my part in connection with certain future decisions regarding the future of the company. I don't feel this issue is best dealt with by my abstaining on one or more impending decisions at this time. To do that renders me rather ineffective at this juncture as a Board member, in my opinion. I simply feel that it is in the best interests of the company and the shareholders for me to resign at this point.

It has been a pleasure serving with each of you.

Sincerely,

/s/ Derrick J. Walker

Derrick J. Walker













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